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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

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
[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
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            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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FIRST UNION REAL ESTATE INVESTMENTS
--------------------------------------------------------------------------------

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
AT THE COMPANY            IN CLEVELAND              IN CHICAGO                  IN NEW YORK
--------------            ------------              ----------                  -----------
Thomas T. Kmiecik         Stanley L. Ulchaker       Kate Connelly               Arthur Gormley
Senior Vice President     Edward Howard & Co.       The Dilenschneider Group    The Dilenschneider Group
(216) 781-4030            (216) 781-2400            (312) 553-0700              (212) 922-0900
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FOR IMMEDIATE RELEASE

              FIRST UNION ANNOUNCES FIRST QUARTER EARNINGS OUTLOOK
              ----------------------------------------------------

CLEVELAND, OHIO, APRIL 14, 1998 --- FIRST UNION REAL ESTATE INVESTMENTS (NYSE:FUR) announced today that a preliminary estimate for the first quarter of 1998, ended March 31, indicated that earnings are likely to be below market expectations.

The Company said its core real estate property and parking management operations continue to perform generally as expected, but two factors have contributed to the shortfall in funds from operations. First, the proxy challenge by Gotham Partners has resulted in incremental costs associated with the proxy process and related litigation. Second, sales in Imperial Parking's equipment manufacturing and distribution subsidiaries will be lower than expected.

"Despite the uncertainty and the expenses caused by Gotham Partners' proxy challenge, we remain focused on executing our plan in our core real estate and parking businesses, including improving sales in the parking equipment area," stated Steven M. Edelman, Executive Vice President and Chief Financial Officer. "As we move ahead to deliver on our business plan, we are going to do everything possible to remain focused on maximizing shareholder value, and keep the distractions and expenses associated with the proxy challenge to a minimum."

First Union Real Estate Investments is a unique stapled-stock real estate investment trust (REIT) headquartered in Cleveland, Ohio, and traded on the NYSE.

                                     # # #

This press release contains certain forward looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, those disclosed in the Company's Annual Report amd Form 10-K for fiscal year 1997.